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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 19, 1999, accompanying the consolidated financial statements of Prime Bancshares, Inc. and subsidiaries included in the Annual Report of Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Prime Bancshares, Inc. and subsidiaries on Form S-8, File No. 333-47863 and File No. 333-65141.


/s/ GRANT THORNTON LLP
GRANT THORNTON LLP



Houston, Texas
March 3, 1999